CERTIFICATE NUMBER: _______                           NUMBER OF SHARES:  _______

                       TORTOISE ENERGY CAPITAL CORPORATION
                Organized Under the Laws of the State of Maryland
              Money Market Cumulative Preferred Stock, [Series __]
                            $.001 Par Value Per Share
                  [$________] Liquidation Preference Per Share

                                                               CUSIP NO. _______

     This Certifies that CEDE & CO. is the owner of  _______________  fully paid and non-assessable  shares of Money Market Cumulative  Preferred Stock,  [Series
__], $.001 par value per share, [$________] liquidation preference per share, of
Tortoise Energy Capital  Corporation  (the "Company")  transferable  only on the books of the  Company  by the  holder  thereof  in person or by duly  authorized
Attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid unless countersigned by the transfer agent and registrar.

     The Company is organized as a Maryland corporation.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers this __________________, 200[__] A.D.

[______________________________],                            TORTOISE ENERGY CAPITAL
as Transfer Agent and Registrar                              CORPORATION

By:                                                          By:
     ---------------------------------------                    -----------------------------------
         Authorized Signature                                                           President

                                                             ATTEST:

                                                             --------------------------------------
                                                                                        Secretary

     FOR VALUE RECEIVED,  _____________________ hereby sell, assign and transfer
unto   ___________________________   Money  Market  Cumulative  Preferred  Stock
represented by the within Certificate,  and do hereby irrevocably constitute and appoint ______________________  Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:  ________________, ____

In presence of:

__________________________________

     Shares  of  Money  Market  Cumulative  Preferred  Stock  evidenced  by this
Certificate may be sold, transferred,  or otherwise disposed of only pursuant to the provisions of the Company's  Articles  Supplementary  regarding such Shares, copies of which  will be  furnished  by the  Company  to any  stockholders  upon request and without charge.

     The  Company  will  furnish to any  stockholder,  upon  request and without charge, a full statement of the designations and any preferences, conversion and
other  rights,  voting  powers,  restrictions,   limitations  as  to  dividends,
qualifications,  terms and  conditions  of redemption of the stock of each class which the corporation is authorized to issue, the differences in relative rights and  preferences  between  the  shares of each  class or  series of the  Company authorized to be issued, so far as they have been determined,  and the authority of the Board of Directors to determine the relative  rights and  preferences  of subsequent  classes or  series.  Any such  request  should be  addressed  to the
Secretary of the Company.

     [Unless this  certificate is presented by an authorized  representative  of
The Depository Trust Company, a New York corporation  ("DTC"),  to Issuer or its agent for registration of transfer,  exchange,  or payment,  and any certificate issued  is  registered  in the name of Cede & Co.  or in such  other  name as is requested  by an  authorized  representative  of DTC (and any payment is made to
Cede  &  Co.  or  to  such  other  entity  as  is  requested  by  an  authorized representative of DTC), ANY TRANSFER,  PLEDGE, OR OTHER USE HEREOF FOR THE VALUE
OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  inasmuch as the  registered  owner hereof, Cede & Co., has an interest herein.]

                                       2